UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 16, 2005

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Alpharetta, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

In a press release dated May 16, 2005, the Company announced it expects it will be in violation of its minimum consolidated EBITDA and leverage ratio financial covenants in its $365 million senior credit facility as of and for the fiscal year ended March 31, 2005, and that the Company is working with the administrative agent for the senior credit facility to secure amendments to such covenants.

The Company estimates that its consolidated adjusted EBITDA for the fiscal year ended March 31, 2005 will be in the range of $100-107 million.

The Company further announced that it would be conducting a conference call at 4 p.m., Eastern Daylight Saving Time, on Tuesday, May 17, 2005, to discuss business operations and expectations for the quarter.

Item 9.01. Financial Statements and Exhibits.

99.1 Press Release dated March 16, 2005

99.2 Consolidated Adjusted EBITDA Reconciliation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

May 16, 2005	By:	Gordon A. Ulsh

Name: Gordon A. Ulsh
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 16, 2005
99.2	Consolidated Adjusted EBITDA Reconciliation